Press Release

FOR IMMEDIATE RELEASE

Dendrite Reports Strong Third Quarter Results

GAAP EPS improves 87% to $0.12 Adjusted EPS of $0.15 up 57% from prior year On target to achieve second-half revenue and adjusted EPS outlook

Morristown, NJ, October 23, 2003–Dendrite International, Inc. (NASDAQ: DRTE) today announced strong third quarter GAAP diluted earnings of $0.12 per share, up a dramatic 87% compared to GAAP earnings of $0.06 per share for the third quarter of 2002. GAAP diluted earnings per share for the third quarter 2003 included approximately $0.03 of acquisition related non-cash charges and other merger-related costs. Third quarter 2002 GAAP earnings included approximately $0.04 of items related to: severance payments from a workforce reduction, an adjustment to the fair value of a building held for sale, and a benefit resulting from the reversal of a reserve related to anticipated loss contracts which were favorably resolved. Excluding these items, third quarter 2003 adjusted earnings were $0.15 per diluted share, an improvement of 57% from an adjusted $0.10 per diluted share reported in the same period of the prior year. A reconciliation of GAAP to adjusted results can be found on Table 7 of the accompanying financials.

“We are very pleased with our ability to deliver strong financial results in what has remained a relatively challenging pharmaceutical services market,” said Dendrite Chairman and Chief Executive Office John Bailye. “While we have yet to witness a release of spending within the industry, we have been able to weather the storm through the strength of our SFA products and services and our expanding non-SFA product footprint.”

Third Quarter Results

Revenues for the quarter increased to $92.9 million, up 73% from prior year. The Company estimated that revenue from the Synavant acquisition contributed approximately $32.4 million of the year over year growth. Included in the Synavant revenue was approximately $2.8 million of postage pass-through. Excluding Synavant, third quarter revenue grew an impressive 13%, from $53.7 million in 2002 to $60.5 million in 2003. Favorable foreign currency movement accounted for approximately 1% of this increase.

Dendrite delivered GAAP operating income of $8.3 million in the third quarter, a 67% improvement over the prior year’s third quarter GAAP operating income of $5.0 million.

Income tax rates for the three months ended September 30, 2003 and September 30, 2002 were 40% and 50%, respectively. During the third quarter of 2002, the Dendrite effective tax rate had increased retroactively for the entire year, from 36% to 40%, as a result of a change in New Jersey tax laws.

Key Operating Statistics

Dendrite ended the third quarter with $26.2 million in cash and cash equivalents. The Company noted that the $5.0 million of cash from operations reported for the third quarter also included over $6.4 million of payments related to merger and restructuring activities. Excluding these payments, cash generated from its ongoing operations was approximately $11.4 million. An $8.6 million decrease in the accounts receivable balance contributed to this strong cash generation. The Company was pleased to report accounts receivable days sales outstanding (DSO) of 62 days.

Recent Highlights

Dendrite reported success in many aspects of its business. Highlights included:

•	Signing 9 new agreements with customers in North America, Europe, and Asia/Pacific Rim.

•	Adding over 600 additional sales force automation user licenses through business with new customers and expanded business with existing customers, and updating another 375 user licenses

•	Signing a large license order with a major Japanese systems integrator for resale over the next six months

•	Launching its One-Source Sample™ program, the pharmaceutical industry’s most comprehensive sample product promotion and management solution

•	Winning a comprehensive business process outsourcing agreement with Purdue that included Dendrite’s new One-Source Sample program

•	Establishing a CRM Center of Excellence at its Norcross, Georgia facility dedicated to providing services to pharmaceutical companies using SFA software applications developed internally or by third parties

•	Renewing a support services contract with a leading pharmaceutical client currently implementing a third party-developed sales force application; services will be provided by Dendrite’s CRM Center of Excellence

•	Completing a rollout of j-forceNET™ for AstraZeneca China. AstraZeneca has become the first pharmaceutical company in China to adopt j-forceNET™, Dendrite’s widely utilized sales channel management suite originally developed for the Japanese market and being introduced into other Asia/Pacific markets

•	Launching a new CRM Software Enhancement Kit to provide industry-specific, best-of-breed software and service solutions to make third party-developed software installations more effective

•	Completing its 100-day Synavant integration plan on a global basis

Outlook

“We believe we are on track to meet the second-half revenue and adjusted earnings outlook we provided last quarter. We currently expect revenue of approximately $97 to $100 million in the fourth quarter and diluted adjusted EPS of $0.17 to $0.19 per share,” said Chief Financial Officer Kathleen Donovan. “Now that we have a clearer picture into the newly merged and much larger Dendrite, we have been looking at opportunities for even more cost savings in our business. As result, we have identified additional actions to be taken in the fourth quarter. To implement these plans, we anticipate incurring slightly higher charges in the fourth quarter than originally projected and therefore expect GAAP earnings in the range of $0.13 to $0.14 per diluted share. We feel that by taking these additional actions in the fourth quarter, we are further demonstrating Dendrite’s dedication to continuously improve our bottom-line results.”

The Company also provided its customary six-month rolling guidance. “We believe that the combined revenue for the fourth quarter of this year and first quarter of 2004 will be in the range of $185 to $192 million. As usual, we expect the fourth quarter to be stronger than the first quarter, particularly as the new CRM effectiveness group completes a major Siebel rollout in the fourth quarter. Based on achieving this targeted revenue, we anticipate delivering GAAP earnings in the range of $0.24 to $0.27 per diluted share and adjusted earnings of $0.31 to $0.34 per diluted share over the next six months.” Please refer to Table 8 of this press release for a reconciliation of GAAP and adjusted EPS.

This current outlook is based on current expectations and assumptions and constitutes “forward-looking information.” The Company can give no assurance that such expectations and assumptions will prove to be correct. The Company does not intend to update such outlook other than in connection with regularly scheduled earnings releases.

Please visit our website at www.dendrite.com to participate in our earnings call webcast, which will be held October 23, 2003 at 5 p.m. EST.

About Dendrite

Dendrite develops and delivers solutions that increase the productivity of sales, marketing, and clinical processes for pharmaceutical and other life science clients. For more information, visit www.dendrite.com.

Investor Relations Christine Croft 908-541-5865 christine.croft@dendrite.com

Media Relations Erik Kopp 908-541-5850 erik.kopp@dendrite.com

Note: Dendrite is a registered trademark of Dendrite International, Inc.

This document contains forward-looking statements that are based on Dendrite International, Inc.‘s current expectations, estimates and projections. The statements may be identified by such forward-looking terminology as “expect,” “believe,” “anticipate,” “will,” “intend,” “plan,” “outlook,” “guidance,” and similar statements or variations. Such forward-looking statements are based on our current expectations, estimates, assumptions and projections and involve significant risks and uncertainties, including that Dendrite will become involved in additional litigation regarding the acquisition of Synavant; risks that result from our dependence on the pharmaceutical industry; fluctuations in quarterly revenues due to lengthy sales and implementation cycles for our products; our fixed expenses in relation to fluctuating revenues and variations in customers’ budget cycles; dependence on major customers; changes in demand for our products and services attributable to the current weakness in the economy; successful and timely development and introduction of new products and versions; rapid technological changes; increased competition; international operations; acquisitions, including the success of the June 2003 acquisition of Synavant; events which may affect the U.S. and world economies; our ability to manage our growth; the protection of our proprietary technology; our ability to compete in the Internet-related products and services market; the continued demand for Internet-related products and services; the ability of our third party vendors to respond to technological change; our ability to maintain our relationships with third-party vendors; the potential for hostilities in the Middle East and Asia and the resulting impact on our business and the business and needs of our customers; and catastrophic events which could negatively affect our information technology infrastructure. Other important factors that should be considered are included in the Company’s 10-K, 10-Qs, and other reports filed with the SEC. Actual results may differ materially. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or other changes affecting such forward-looking statements.

####

TABLE 1 DENDRITE INTERNATIONAL, INC. CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP (IN THOUSANDS EXCEPT PER SHARE DATA) (UNAUDITED)

	Three Months Ended September 30,

	2003	%	2002	%	Change

Revenues:
License fees	$2,696	2.9%	$2,276	4.2%	18%
Services	90,166	97.1%	51,385	95.8%	75%

	92,862	100.0%	53,661	100.0%	73%

Cost of sales:
Cost of license fees	1,133	1.2%	845	1.6%	34%
Cost of services	45,840	49.4%	24,510	45.7%	87%

	46,973	50.6%	25,355	47.3%	85%

Gross margin
License fees gross margin	1,563	58.0%	1,431	62.9%	(4.9)	Pt
Services gross margin	44,326	49.2%	26,875	52.3%	(3.1)	Pt

	45,889	49.4%	28,306	52.7%	(3.3)	Pt

Operating expense:
Selling, general and
administrative	34,746	37.4%	19,153	35.7%	81%
Research and development	2,863	3.1%	2,362	4.4%	21%
Asset Impairment	--	0.0%	1,832	3.4%	-100%

	37,609	40.5%	23,347	43.5%	61%

Operating income	8,280	8.9%	4,959	9.2%	67%
Interest income	58	0.1%	267	0.5%	-78%
Other expense	(55)	-0.1%	(143)	-0.3%	-62%

Income before income taxes	8,283	8.9%	5,083	9.5%	63%
Income taxes	3,314	3.6%	2,541	4.7%	30%

Net income	$4,969	5.4%	$2,542	4.7%	95%

Net income per share:
Basic	$0.12		$0.06

Diluted	$0.12		$0.06

Shares used in computing
net income per share:
Basic	40,442		39,943

Diluted	41,859		40,003

(1)	Includes Synavant’s operating results for the period June 16, 2003 to September 30, 2003.

TABLE 1 DENDRITE INTERNATIONAL, INC. CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP (IN THOUSANDS EXCEPT PER SHARE DATA) (UNAUDITED)

	Nine Months Ended September 30,

	2003 (1)%		2002	%	Change

Revenues:
License fees	$8,011	3.6%	$7,761	4.6%	3%
Services	214,089	96.4%	160,955	95.4%	33%

	222,100	100.0%	168,716	100.0%	32%

Cost of sales:
Cost of license fees	3,405	1.5%	2,776	1.6%	23%
Cost of services	108,169	48.7%	81,485	48.3%	33%

	111,574	50.2%	84,261	49.9%	32%

Gross margin
License fees gross margin	4,606	57.5%	4,985	64.2%	(6.7)	Pt
Services gross margin	105,920	49.5%	79,470	49.4%	0.1	Pt

	110,526	49.8%	84,455	50.1%	(0.3)	Pt

Operating expense:
Selling, general and
administrative	75,968	34.2%	58,141	34.5%	31%
Research and development	8,775	4.0%	7,446	4.4%	18%
Asset Impairment	--	0.0%	1,832	1.1%	-100%

	84,743	38.2%	67,419	40.0%	26%

Operating income	25,783	11.6%	17,036	10.1%	51%
Interest income	612	0.3%	859	0.5%	-29%
Other expense	(21)	0.0%	(107)	-0.1%	-80%

Income before income taxes	26,374	11.9%	17,788	10.5%	48%
Income taxes	11,158	5.0%	7,115	4.2%	57%

Net income	$15,216	6.9%	$10,673	6.3%	43%

Net income per share:
Basic	$0.38		$0.27

Diluted	$0.37		$0.27

Shares used in computing
net income per share:
Basic	40,225		39,860

Diluted	41,090		40,181

(1)	Includes Synavant’s operating results for the period June 16, 2003 to September 30, 2003.

TABLE 2 DENDRITE INTERNATIONAL, INC. RECONCILIATION OF GAAP TO ADJUSTED (NON-GAAP) STATEMENT OF OPERATIONS THREE MONTHS ENDED SEPTEMBER 30, 2003 (IN THOUSANDS EXCEPT PER SHARE DATA) (UNAUDITED)

	Total Adjusted Q3		% of Rev.	Amortization (2)	Other Charges (3)	GAAP		% of Rev.

Revenues:
License fees	$2,696		2.9%	$--	$--	$2,696		2.9%
Services	90,166		97.1%	--	--	90,166		97.1%

	92,862		100.0%	--	--	92,862		100.0%

Cost of license fees	980		1.1%	153	--	1,133		1.2%
Cost of services	45,775		49.3%	65	--	45,840		49.4%

	46,755		50.3%	218	--	46,973		50.6%

License Gross Margin	1,716		63.6%	(153)	--	1,563		58.0%
Services Gross Margin	44,391		49.2%	(65)	--	44,326		49.2%

Gross margin	46,107		49.7%	(218)	--	45,889		49.4%

Selling, general and administrative	32,561		35.1%	965	1,220	34,746		37.4%
Research and development	2,863		3.1%	--	--	2,863		3.1%

	35,424		38.1%	965	1,220	37,609		40.5%

Operating income	10,683		11.5%	(1,183)	(1,220)	8,280		8.9%
Interest income	58		0.1%	--	--	58		0.1%
Other expense	(55)		-0.1%	--	--	(55)		-0.1%

Income before income taxes	10,686		11.5%	(1,183)	(1,220)	8,283		8.9%
Income taxes	4,275		4.6%	473	488	3,314		3.6%

Net income	$6,411	(1)	6.9%	$(710)	$(732)	$4,969		5.4%

Net income per share
Basic	$0.16			$(0.02)	$(0.02)	$0.12

Diluted	$0.15			$(0.02)	$(0.02)	$0.12	(4)

Shares used in computing net
income (loss) per share:
Basic	40,442			40,442	40,442	40,442

Diluted	41,859			41,859	41,859	41,859

(1)	See Table 7 for a more detailed reconciliation of net income for the three months ended September 30, 2003.

(2)	Represents amortization expense of definite lived intangible assets resulting from the acquisitions of SAI and Synavant.

(3)	Includes Dendrite severance and facility closure costs incurred as a result of the acquisition of Synavant along with other integration costs.

(4)	Diluted EPS does not appear to foot across due to the mathematical rounding of the individual calculations.

TABLE 3 DENDRITE INTERNATIONAL, INC. RECONCILIATION OF GAAP TO ADJUSTED (NON-GAAP) STATEMENT OF OPERATIONS NINE MONTHS ENDED SEPTEMBER 30, 2003 (IN THOUSANDS EXCEPT PER SHARE DATA) (UNAUDITED)

	Total Adjusted Q3		% of Rev.	Amortization (2)	Other Charges (3)	GAAP	% of Rev.

Revenues:
License fees	$8,011		3.6%	$--	$--	$8,011	3.6%
Services	214,089		96.4%	--	--	214,089	96.4%

	222,100		100.0%	--	--	222,100	100.0%

Cost of license fees	2,948		1.3%	457	--	3,405	1.5%
Cost of services	108,093		48.7%	76	--	108,169	48.7%

	111,041		50.0%	533	--	111,574	50.2%

License Gross Margin	5,063		63.2%	(457)	--	4,606	57.5%
Services Gross Margin	105,996		49.5%	(76)	--	105,920	49.5%

Gross margin	111,059		50.0%	(533)	--	110,526	49.8%

Selling, general and administrative	73,221		33.0%	1,433	1,314	75,968	34.2%
Research and development	8,775		4.0%	--	--	8,775	4.0%

	81,996		36.9%	1,433	1,314	84,743	38.2%

Operating income	29,063		13.1%	(1,966)	(1,314)	25,783	11.6%
Interest income	612		0.3%	--	--	612	0.3%
Other expense	(21)		0.0%	--	--	(21)	0.0%

Income before income taxes	29,654		13.4%	(1,966)	(1,314)	26,374	11.9%
Income taxes	11,862		5.3%	786	(82)	11,158	5.0%

Net income	$17,792	(1)	8.0%	$(1,180)	$(1,396)	$15,216	6.9%

Net income per share
Basic	$0.44			$(0.03)	$(0.03)	$0.38

Diluted	$0.43			$(0.03)	$(0.03)	$0.37

Shares used in computing
net income (loss) per share:
Basic	40,225			40,225	40,225	40,225

Diluted	41,090			41,090	41,090	41,090

Note:	Includes Synavant’s operating results for the period June 16, 2003 to September 30, 2003.

(1)	See Table 7 for a more detailed reconciliation of net income for the nine months ended September 30, 2003.

(2)	Represents amortization expense of definite lived intangible assets resulting from the acquisitions of SAI and Synavant.

(3)	Includes Dendrite severance and facility closure costs incurred as a result of the acquisition of Synavant and other integration costs as well as a foreign tax valuation adjustment made in connection with the integration of Synavant.

TABLE 4 DENDRITE INTERNATIONAL, INC. ADJUSTED CONSOLIDATED STATEMENT OF OPERATIONS (NON-GAAP) (IN THOUSANDS EXCEPT PER SHARE DATA) (UNAUDITED)

	Three Months Ended September 30,

	2003 (1)%		2002	%	Change

Revenues:
License fees	$2,696	2.9%	$2,276	4.2%	18%
Services	90,166	97.1%	51,385	95.8%	75%

	92,862	100.0%	53,661	100.0%	73%

Cost of license fees	980	1.1%	845	1.6%	16%
Cost of services	45,775	49.3%	25,449	47.4%	80%

	46,755	50.3%	26,294	49.0%	78%

License Gross Margin	1,716	63.6%	1,431	62.9%	0.7	Pt
Services Gross Margin	44,391	49.2%	25,936	50.5%	(1.3)	Pt

Gross margin	46,107	49.7%	27,367	51.0%	(1.3)	Pt

Operating expense:
Selling, general
and administrative	32,561	35.1%	17,798	33.2%	83%
Research and development	2,863	3.1%	2,362	4.4%	21%

	35,424	38.1%	20,160	37.6%	76%

Operating income	10,683	11.5%	7,207	13.4%	48%
Interest income	58	0.1%	267	0.5%	-78%
Other expense	(55)	-0.1%	(143)	-0.3%	-62%

Income before income taxes	10,686	11.5%	7,331	13.7%	46%
Income taxes	4,275	4.6%	3,440	6.4%	24%

Net income	$6,411	6.9%	$3,891	7.3%	65%

Net income per share:
Basic	$0.16		$0.10

Diluted	$0.15		$0.10

Shares used in computing
net income per share:
Basic	40,442		39,943

Diluted	41,859		40,003

Note:	The non-GAAP financial information set forth above is not prepared in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes that disclosing non-GAAP statement of operations are more indicative of the operating performance of the Company and are useful to investors to help them analyze operating trends and perform comparisons across periods. Management uses the adjusted numbers to manage the business and evaluate operating performance period to period.

(1)	See Table 2 for the Statement of Operations reconciliation from GAAP to non-GAAP for the three months ended September 30, 2003

(2)	See Table 3 for the Statement of Operations reconciliation from GAAP to non-GAAP for the nine months ended September 30, 2003

TABLE 4 DENDRITE INTERNATIONAL, INC. ADJUSTED CONSOLIDATED STATEMENT OF OPERATIONS (NON-GAAP) (IN THOUSANDS EXCEPT PER SHARE DATA) (UNAUDITED)

	Nine Months Ended September 30,

	2003 (2)%		2002	%	Change

Revenues:
License fees	$8,011	3.6%	$7,761	4.6%	3%
Services	214,089	96.4%	160,955	95.4%	33%

	222,100	100.0%	168,716	100.0%	32%

Cost of license fees	2,948	1.3%	2,776	1.6%	6%
Cost of services	108,093	48.7%	82,424	48.9%	31%

	111,041	50.0%	85,200	50.5%	30%

License Gross Margin	5,063	63.2%	4,985	64.2%	(1.0)	Pt
Services Gross Margin	105,996	49.5%	78,531	48.8%	0.7	Pt

Gross margin	111,059	50.0%	83,516	49.5%	0.5	Pt

Operating expense:
Selling, general and administrative	73,221	33.0%	56,786	33.7%	29%
Research and development	8,775	4.0%	7,446	4.4%	18%

	81,996	36.9%	64,232	38.1%	28%

Operating income	29,063	13.1%	19,284	11.4%	51%
Interest income	612	0.3%	859	0.5%	-29%
Other expense	(21)	0.0%	(107)	-0.1%	-80%

Income before income taxes	29,654	13.4%	20,036	11.9%	48%
Income taxes	11,862	5.3%	8,014	4.7%	48%

Net income	$17,792	8.0%	$12,022	7.1%	48%

Net income per share:
Basic	$0.44		$0.30

Diluted	$0.43		$0.30

Shares used in computing
net income per share:
Basic	40,225		39,860

Diluted	41,090		40,181

Note:	The non-GAAP financial information set forth above is not prepared in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes that disclosing non-GAAP statement of operations are more indicative of the operating performance of the Company and are useful to investors to help them analyze operating trends and perform comparisons across periods. Management uses the adjusted numbers to manage the business and evaluate operating performance period to period.

(1)	See Table 2 for the Statement of Operations reconciliation from GAAP to non-GAAP for the three months ended September 30, 2003

(2)	See Table 3 for the Statement of Operations reconciliation from GAAP to non-GAAP for the nine months ended September 30, 2003

TABLE 5 DENDRITE INTERNATIONAL, INC. CONSOLIDATED BALANCE SHEETS (IN THOUSANDS, EXCEPT PER SHARE DATA)

	September 30, 2003	December 31, 2002 (1)

	(Unaudited)
Assets:
Current Assets:
Cash and cash equivalents	$26,173	$68,308
Short-term investments	--	1,295
Accounts receivable, net	60,948	39,853
Prepaid expenses and other current assets	5,779	4,962
Deferred taxes	12,808	3,380
Facility held for sale	6,900	6,900

Total current assets	112,608	124,698

Property and equipment, net	30,043	26,377
Other assets	2,272	1,713
Long-term receivable	3,157	6,314
Goodwill	69,155	12,353
Intangible assets, net	28,871	2,973
Purchased capitalized software, net	4,343	2,275
Capitalized software development costs, net	5,902	5,605
Deferred taxes	1,584	6,168

	$257,935	$188,476

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$7,720	$1,274
Income taxes payable	9,315	5,659
Capital lease obligations	1,260	615
Accrued compensation and benefits	15,147	5,055
Other accrued expenses	28,067	16,749
Purchase accounting restructuring accrual	9,591	1,188
Accrued restructuring charge	--	260
Deferred revenues	9,299	7,861

Total current liabilities	80,399	38,661

Capital lease obligations	466	275
Purchase accounting restructuring accrual	8,595	2,064
Other non-current liabilities	933	717

Stockholders’ Equity:
Preferred stock, no par value, 15,000,000 shares
authorized, none issued	--	--
Common Stock, no par value, 150,000,000 shares authorized,
42,790,861 and 42,156,344 shares issued; 40,568,161 and
39,933,644 shares outstanding	98,151	93,037
Retained earnings	92,092	76,876
Deferred compensation	(25)	(76)
Accumulated other comprehensive loss	(1,800)	(2,202)
Less treasury stock, at cost	(20,876)	(20,876)

Total stockholders' equity	167,542	146,759

	$257,935	$188,476

(1)	Amounts reflect reclassifications to conform to current year presentation.

TABLE 6 DENDRITE INTERNATIONAL, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS) (UNAUDITED)

	Nine Months Ended September 30,
	2003	2002

Operating activities:
Net income	$15,216	$10,673
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	14,924	10,079
Asset impairment	--	1,832
Amortization of deferred compensation	(40)	--
Deferred taxes	608	45
Changes in assets and liabilities, net of effects from acquisitions:
Decrease/(increase) in accounts receivable	15,443	(324)
Decrease in prepaid expenses and other	1,399	972
Decrease in other assets	136	--
Decrease in prepaid income taxes	--	3,327
Decrease in accounts payable and accrued expenses	(21,034)	(6,911)
Decrease in purchase accounting restructuring accrual	(6,969)	--
Increase in income taxes payable	2,163	--
Decrease in accrued restructuring charge	(260)	(2,569)
Decrease in deferred revenue	(8,968)	(4,038)
Increase in other non-current liabilities	288	137

Net cash provided by operating activities	12,906	13,223

Investing activities:
Purchases of short-term investments	--	(13,412)
Sales of short-term investments	1,294	13,553
Acquisitions, net of cash acquired	(53,161)	(12,948)
Increase in other non-current assets	(50)	(600)
Purchases of property and equipment	(5,038)	(8,360)
Additions to capitalized software development costs	(2,362)	(1,732)

Net cash used in investing activities	(59,317)	(23,499)

Financing activities:
Borrowings from line of credit	8,000	--
Repayments of line of credit	(8,000)	--
Purchases of treasury stock	--	(1,469)
Cash paid for capital leases	(469)	(38)
Issuance of common stock	4,458	2,620

Net cash provided by financing activities	3,989	1,113

Effect of foreign exchange rate changes on cash	287	(29)

Net decrease in cash and cash equivalents	(42,135)	(9,192)
Cash and cash equivalents, beginning of period	68,308	65,494

Cash and cash equivalents, end of period	$26,173	$56,302

TABLE 7 DENDRITE INTERNATIONAL, INC. RECONCILIATION OF GAAP TO ADJUSTED RESULTS (IN THOUSANDS EXCEPT PER SHARE DATA) (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

Net income (See Table 1)	$4,969	$2,542	$15,216	$10,673

Non-GAAP Adjustments:

Purchased capitalized software
amortization, net of tax (1)
Synavant	40	--	46	--
SAI	91	--	274	--

Intangible assets amortization, net of tax (1)
Synavant	477	--	555	--
SAI	102	--	309	--

Integration costs, net of tax (2)	296	--	348	--

Dendrite related acquisition costs, net of tax (3)	436	--	436	--

Reduction in workforce, net of tax (4)	--	813	--	813

Asset impairment, net of tax (5)	--	1,099	--	1,099

Reversal of loss contracts, net of tax (6)	--	(563)	--	(563)

Income taxes (7)	--	--	608	--

Adjusted Net income	$6,411	$3,891	$17,792	$12,022

Adjusted Net income per share:
Basic	$0.16	$0.10	$0.44	$0.30

Diluted	$0.15	$0.10	$0.43	$0.30

Shares used in computing net income per share :
Basic	40,442	39,943	40,225	39,860

Diluted	41,859	40,003	41,090	40,181

Note:	The non-GAAP financial information set forth above is not prepared in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes that disclosing non-GAAP adjusted results are more indicative of the operating performance of the Company and are useful to investors to help them analyze operating trends and perform comparisons across periods. Management uses the adjusted numbers to manage the business and evaluate operating performance period to period.

(1)	Represents amortization expense, net of tax for definite lived assets resulting from the acquisitions of SAI and Synavant

(2)	Represents costs associated with the integration of the Synavant business into the Dendrite business. These costs include but are not limited to, legal, consulting and moving charges as well as reconstruction of temporary facilities

(3)	Represents costs related to workforce and facility redundancies identified in connection with the integration of the Synavant business into the Dendrite business. If the redundancies involved the Dendrite workforce or facilities they were charged to operations and have been identified above. If the redundancies involved the Synavant workforce or facilities they were recorded to goodwill.

(4)	Represents costs of severance related to a reduction in workforce during the third quarter 2002 due to a slower than expected growth in revenue

(5)	Represents an adjustment to the fair value of a building held for sale during the third quarter 2002

(6)	Represents the reversal, during the third quarter 2002, of costs previously recorded in 2001, which related to the recognition of anticipated future losses on selected contracts for which the Company’s obligations were favorably resolved

(7)	Represents a foreign tax valuation adjustment in connection with the integration of Synavant

TABLE 8 DENDRITE INTERNATIONAL, INC. RECONCILIATION OF PROJECTED GAAP RESULTS TO ADJUSTED RESULTS (IN MILLIONS EXCEPT PER SHARE DATA) (UNAUDITED)

	Fourth Quarter Outlook			Rolling 6 month outlook
	October 1, 2003 - December 31, 2003			October 1, 2003 - March 31, 2004

Projected Revenue Range	$ 97	to	$ 100	$ 185	to	$ 192

Projected GAAP EPS Range	$ 0.13	to	$ 0.14	$ 0.24	to	$ 0.27

Projected Per Share Impact of:

Intangible Asset Amortization (1)	$ 0.02	to	$ 0.02	$ 0.04	to	$ 0.04
Integration Costs (2)	$ 0.03	to	$ 0.03	$ 0.04	to	$ 0.03

Projected Adjusted EPS Range (3)	$ 0.17	to	$ 0.19	$ 0.31	to	$ 0.34

Note:	The non-GAAP financial information set forth above is not prepared in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes that disclosing non-GAAP adjusted results are more indicative of the operating performance of the Company and are useful to investors to help them analyze operating trends and perform comparisons across periods. Management uses the adjusted numbers to manage the business and evaluate operating performance period to period.

(1)	Includes amortization of both purchased capitalized software and intangible assets from the SAI and Synavant acquisitions.

(2)	Includes charges from Dendrite severance and facility closure costs as a result of the acquisition of Synavant as well as costs incurred as part of the integration of Synavant.

(3)	Projected Adjusted EPS Range does not appear to foot due to mathematical rounding of the individual calculations.